UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2013

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The provisions of Item 2.01 of this Current Report on Form 8-K that relate to the Northshore Shareholders’ Agreement are incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 9, 2013, Kenmare Holdings Ltd. (“Kenmare”), a wholly-owned subsidiary of Enstar Group Limited (“Enstar”), together with Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, “Trident”), completed the previously announced acquisition of Arden Reinsurance Company Ltd. (“Arden Re”) from Arden Holdings Ltd.

Arden Re is a Bermuda-based reinsurance company that provides reinsurance to the Atrium Underwriting group of companies and is currently in the process of running off certain other discontinued businesses. The purchaser of Arden Re, Northshore Holdings Limited (“Northshore”), is 60% owned by Kenmare and 40% owned by Trident.

The purchase price for Arden Re was $79.6 million. Kenmare’s portion of the purchase price of $47.8 million was financed by a drawing under Enstar’s revolving credit facility.

On September 6, 2013, in connection with the closing of the Arden Re acquisition, Northshore, Kenmare and Trident entered into the Shareholders’ Agreement (the “Northshore Shareholders’ Agreement”). As previously reported, the Northshore Shareholders’ Agreement, among other things, provides that Kenmare has the right to appoint three members to the Northshore board of directors and Trident has the right to appoint two members. The Northshore Shareholders’ Agreement includes a five-year period during which neither party can transfer its ownership interest in Northshore to a third party (the “Restricted Period”). Following the Restricted Period: (i) each party must offer the other party the right to buy its shares before the shares are offered to a third party; (ii) Kenmare can require Trident to participate in a sale of Northshore to a third party as long as Kenmare owns 55% of Northshore; (iii) each party has the right to be included on a pro rata basis in any sales made by the other party; and (iv) each party has the right to buy its pro rata share of any new securities issued by Northshore.

The Northshore Shareholders’ Agreement also provides that during the 90-day period following the fifth anniversary of the Arden Re closing, and at any time following the seventh anniversary of such closing, Kenmare would have the right to redeem Trident’s shares in Northshore at their then fair market value, which would be payable in cash. Following the seventh anniversary of the Arden Re closing, Trident would have the right to require Kenmare to purchase Trident’s shares in Northshore for their then current fair market value, which Kenmare would have the option to pay either in cash or by delivering Enstar’s ordinary voting shares. The Northshore Shareholders’ Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In the event that the previously announced acquisition of Atrium Underwriting Group Ltd. (“Atrium”) does not close, Northshore would repurchase Trident’s 40% interest in Northshore at the same price that Trident purchased it. The Atrium acquisition remains conditioned on the receipt of regulatory approvals and satisfaction of various customary closing conditions and is expected to close in the fourth quarter of 2013.

Trident beneficially owns approximately 9.7% of Enstar’s ordinary voting shares.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The provisions of Item 2.01 of this Current Report on Form 8-K that relate to the Trident put right with respect to its interest in Northshore are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 6, 2013, Enstar borrowed $47.8 million under its previously disclosed $375.0 million five-year revolving credit facility (the “Credit Facility”) provided by the Revolving Credit Facility Agreement with National

Australia Bank Limited (“NAB”) and Barclays Bank PLC (“Barclays”), as mandated lead arrangers, NAB, Barclays and Royal Bank of Canada, as original lenders, and NAB as agent (the “Credit Agreement”). The borrowing was used to fund Kenmare’s portion of the purchase price for Arden Re. The interest rate on this borrowing is approximately 2.9%, subject to periodic adjustment in accordance with the terms of the Credit Facility. The undrawn amount of $211.2 million remains available to Enstar under the Credit Facility. A description of the material terms of the Credit Facility is included in Item 1.01 of the Current Report on Form 8-K that Enstar filed on July 9, 2013, and that description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements of Arden Re will be filed by amendment no later than November 25, 2013.

(b)	Pro Forma Combined Financial Information.

The required financial statements of Arden Re will be filed by amendment no later than November 25, 2013.

(d)	Exhibits

10.1	Northshore Shareholders’ Agreement, dated September 6, 2013, among Northshore Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2012 and in Enstar’s Form 10-Q for the period ended June 30, 2013; these risk factors are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED

Date: September 11, 2013	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Northshore Shareholders’ Agreement, dated September 6, 2013, among Northshore Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P.

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